EXHIBIT 23.2


                      CONSENT OF WHITTLESEY & HADLEY, P.C.


The Board of Directors
PSB Holdings, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 8, 2006 related to the consolidated statements of financial condition of PSB Holdings, Inc. as of June 30, 2006 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, which report appears in the June 30, 2006 annual report on Form 10-KSB of PSB Holdings, Inc.




                                       /s/  Whittlesey & Hadley, P.C.
                                       ------------------------------

October 4, 2006
Hartford, Connecticut